Exhibit 99

Cachet Financial Solutions Reports Record First Quarter 2015 Results

MINNEAPOLIS, Minn.  ̶  May 7, 2015  ̶  Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of cloud-based SaaS mobile money technologies to banks, credit unions and alternative financial services providers, reported results for the first quarter ended March 31, 2015.

Q1 2015 Operational Highlights

•	Estimated cumulative contract value totaled a record $59.3 million, up 70% over the same year-ago quarter.
•

Sold a record 37 new products during the quarter, which was up 11% from the prior quarter and up 50% from Q1 2014. Of the 37 new products sold, 12 were sold to 11 existing customers and 25 were sold to 24 new customers.

•	Bank and credit union customers totaled 340, up 7% from 317 at the end of the prior.
•	Launched Select Mobile™ NowPay, a new cloud-based solution that allows Apple iPhone™ or Android-based smartphone users to make electronic payments by check.
•	Launched Select Mobile Money platform for Check Into Cash’s U.S. Money Prepaid MasterCard®.
•	Navy Federal Credit Union Visa® Buxx app, powered by Cachet’s Select Mobile™ Money, won “Best in Category” in the Judges’ Choice category of the 2015 Paybefore Awards.
•	Expanded the feature set of Select Mobile Money platform to include integration with Apple Pay™ for point-of-sale transactions.

Subsequent Operational Highlights

•	Sold a record 21 new products during the month of April 2015.

Q1 2015 Performance Indicators

RDC Solutions	Q1 2015	vs. Q4 2014	Change	vs. Q1 2014	Change
Total Transactions	1,345,890	1,335,851	1%	713,582	89%
Products Sold (through the end of each period)	385	348	11%	257	50%
Live Product Implementations (through the end of each period)	276	252	10%	153	80%

Mobile Money Solutions	3/31/15	vs. 2/28/15	Change	vs. 1/31/15	Change
Montly Active Users	22,231	21,011	6%	15,987	39%

Q1 2015 Financial Results

Revenue in the first quarter of 2015 increased 111% to $1.0 million from $476,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile RDC solutions, along with new product offerings, CheckRisk Pro and Select Mobile Money.

Recurring revenue from the company’s RDC products increased 93% to $667,000 (66% of revenue) in the first quarter of 2015 from $345,000 (72% of total revenue) in the same year-ago period.

At the end of the first quarter of 2015, the company’s total cumulative contract value increased 70% to a record $59.3 million from $34.8 million in the same year-ago period, with nearly the entire amount representing recurring revenue versus one-time setup or hosting fees. The company defines cumulative contract value as the estimated aggregate 36-month revenue potential of product and service contracts that the company signed with bank and credit union customers over the trailing 24-month period.

Cost of revenues in the first quarter of 2015 totaled $893,000 (89% of revenue), compared to $619,000 (130% of revenue) in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Gross profit in the first quarter of 2015 was $112,500, versus a gross profit loss of $142,000 in the same year-ago period.

Net loss attributable to common stockholders in the first quarter of 2015 totaled $3.2 million or $0.17 per basic and diluted share, compared to a net loss of $2.9 million or $0.47 per basic and diluted share in the first quarter of 2014.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the first quarter of 2015 totaled $2.5 million compared to an adjusted EBITDA loss of $1.9 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Non-GAAP loss for the first quarter of 2015 totaled $2.7 million or $0.14 per share, compared to $2.6 million or $0.43 per share in the same year-ago period.

Management Commentary

“During the first quarter, we continued to build upon our operational momentum and made significant progress executing on our growth plan,” said the company’s president and CEO, Jeffrey Mack. “This was demonstrated by several quarterly records, including record revenue, record recurring revenue and the greatest number of products sold in a quarter.

“Our first quarter performance also reflected our success in upselling and cross-selling our existing customers, as well as diversifying our revenue base, including securing two major new customers. This activity resulted in an 11% sequential increase and 50% year-over-year increase in products sold, totaling a record 37. This momentum has continued into the second quarter with 21 new products sold in April alone.

“In the first quarter 12 new products we sold to 11 existing customers, and for the first time, a single customer purchased three separate products. This reveals the fertile opportunity we have to upsell and cross-sell existing customers. In fact, about 95% of our existing customers have only one of our products. This represents a significant opportunity for us to cross-sell the more than 14 products we now currently offer as compared to the only five we offered a year ago.

“Looking ahead, we plan to drive incremental revenue and gain market share by expanding our product portfolio and internal sales resources, while further building our reseller network. Our success will be measured by signing new customers as well as upselling and cross selling our existing customers, with this leading to higher recurring revenue, and ultimately, cash flow profitability. We plan to build on our momentum as we move through 2015, which will lay the foundation for more strong growth and profitability in 2016.”

Conference Call

Cachet Financial Solutions will hold a conference call today (May 7, 2015) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Thursday, May 7, 2015

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 877-705-6003

International dial-in: 201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through June 7, 2015.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 13608140

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Cachet continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company's industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Cachet's cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet's complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31, 2015	March 31, 2014
Net loss, as reported	$(3,164,487)	$(2,871,883)

Interest expense	348,280	764,946
Inducement to convert debt and warrants	-	7,906
Depreciation and Amortization	194,745	106,544
Share-based compensation	70,906	46,510
Warrants issued for professional services	11,238	-
Adjusted EBITDA	$(2,539,318)	$(1,945,977)

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 10K filed with the Securities and Exchange Commission on April 14, 2015 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952-698-5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949-574-3860

CAFN@liolios.com

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	March 31, 2015	March 31, 2014
REVENUE	$1,005,439	$476,482

COST OF REVENUE	892,909	618,529

GROSS PROFIT (LOSS)	112,530	(142,047)

OPERATING EXPENSES
Sales and Marketing	955,353	534,221
Research and Development	884,971	352,072
General and Administrative	1,074,038	1,018,190

TOTAL OPERATING EXPENSES	2,914,362	1,904,483

OPERATING LOSS	(2,801,832)	(2,046,530)

INTEREST EXPENSE	348,280	764,946

INDUCEMENT TO CONVERT DEBT AND WARRANTS	-	7,906

OTHER EXPENSE	14,375	52,501

NET LOSS	$(3,164,487)	$(2,871,883)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	18,754,072	6,117,842

Net loss per common share - basic and fully diluted	$(0.17)	$(0.47)

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2015	December 31, 2014
ASSETS	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$199,042	$112,221
Accounts receivable, net	557,334	314,743
Deferred commissions	91,032	80,348
Prepaid expenses	396,381	402,040
TOTAL CURRENT ASSETS	1,243,789	909,352

PROPERTY AND EQUIPMENT, net	383,846	295,925
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, NET	1,289,752	1,437,001
DEFERRED COMMISSIONS	106,898	103,312
DEFERRED FINANCING COSTS	129,998	61,153
TOTAL ASSETS	$3,358,283	$3,010,743

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,222,911	$746,554
Accrued expenses	228,858	201,768
Accrued interest	119,905	182,184
Deferred revenue	664,134	747,113
Warrant liability	-	163,570
Current maturities of capital lease obligations	67,590	-
Current portion of long-term debt	2,574,973	2,070,217
TOTAL CURRENT LIABILITIES	4,878,371	4,111,406

CAPITAL LEASE OBLIGATIONS, net of current maturities	138,229	-
LONG TERM DEBT, net of current portion	2,566,486	2,566,486
WARRANT LIABILITY	49,000	146,000
DEFERRED REVENUE	390,585	412,219
ACCRUED INTEREST	219,167	160,593
ACCRUED RENT	15,833	25,333
TOTAL LIABILITIES	8,257,671	7,422,037

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Convertible preferred stock, $.0001 Par Value,
20,000,000 shares authorized,
0 and 2,229,702 issued and outstanding	-	223
Common shares, $.0001 Par Value,
500,000,000 shares authorized,
21,995,190 and 16,934,497 issued and outstanding	2,199	1,694
ADDITIONAL PAID-IN-CAPITAL	50,069,405	47,307,314
ACCUMULATED DEFICIT	(54,970,992)	(51,720,525)
TOTAL SHAREHOLDERS' DEFICIT	(4,899,388)	(4,411,294)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$3,358,283	$3,010,743

CACHET FINANCIAL SOLUTIONS, INC.

GAAP TO NON-GAAP RECONCILIATION CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended				Three Months Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	March 31, 2015		Adjustments	March 31, 2015	March 31, 2014		Adjustments	March 31, 2014
REVENUE	$1,005,439		$-	$1,005,439	$476,482		$-	$476,482

COST OF REVENUE	892,909	(1)	(147,249)	741,765	618,529	(1)	(41,252)	575,102
		(2)	(3,895)			(2)	(2,175)

GROSS PROFIT (LOSS)	112,530		151,144	263,674	(142,047)		43,427	(98,620)

OPERATING EXPENSES
Sales and Marketing	955,353	(2)	(12,123)	943,230	534,221	(2)	(1,791)	532,430
Research and Development	884,971	(2)	(17,435)	867,536	352,072	(2)	(2,065)	350,007
General and Administrative	1,074,038	(2)	(37,453)	1,036,585	1,018,190	(2)	(40,479)	977,711

TOTAL OPERATING EXPENSES	2,914,362		(67,011)	2,847,351	1,904,483		(44,335)	1,860,148

OPERATING LOSS	(2,801,832)		218,155	(2,583,677)	(2,046,530)		87,762	(1,958,768)

INTEREST EXPENSE	348,280	(3)	(229,664)	118,616	764,946	(3)	(156,980)	607,966

INDUCEMENT TO CONVERT DEBT AND WARRANTS	-		-	-	7,906	(3)	(7,906)	-

OTHER EXPENSE	14,375		-	14,375	52,501		-	52,501

NET LOSS	$(3,164,487)		$447,819	$(2,716,668)	$(2,871,883)		$252,648	$(2,619,235)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	18,754,072		18,754,072	18,754,072	6,117,842		6,117,842	6,117,842

Net loss per common share - basic and fully diluted	$(0.17)		$0.02	$(0.14)	$(0.47)		$0.04	$(0.43)

(1) - Non-cash amortization expense related to identified intangible assets

(2) - Non-cash stock based compensation expense

(3) - Non-cash interest expense and other non-cash one-time charges